Exhibit 10.3

Execution Version

PURCHASE AGREEMENT

This PURCHASE AGREEMENT is made as of February 26, 2025 (this “Agreement”) by and among Urgent.ly Inc., a Delaware corporation (the “Company”), and each of investors identified on Schedule A hereto (together with their respective successors and assigns, the “Investors”).

RECITALS

WHEREAS, the Company has authorized the sale and issuance to the Investors of shares of Common Stock (as defined below) as set forth in this Agreement in order to induce each Investor to enter into the Eighth Amendment to Loan and Security Agreement, dated as of February 26, 2025 (the “Eighth Amendment”), by and among the Company, the other loan parties, Alter Domus (US) LLC, and each of the Investors.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINED TERMS
SECTION 1.1
Definitions. The following terms, when used in this Agreement, have the following meanings, unless the context otherwise indicates. Capitalized terms defined elsewhere in this Agreement shall have the definitions given to them in this Agreement.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Applicable Law” means any foreign, federal, state or local statute, law, rule or regulation or any judgment, decree or order of any Governmental Authority.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any Governmental Authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in the City of New York generally are open for use by customers on such day.

“Bylaws” means the Amended and Restated Bylaws of the Company.

“Certificate of Incorporation” means the Second Amended and Restated Certificate of Incorporation of the Company, as amended.

“Commission” means the U.S. Securities and Exchange Commission or any successor entity.

“Common Stock” means the common stock, par value $0.001 per share, of the Company, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or its Subsidiaries that would entitle the holder thereof to acquire at any time shares of Common Stock, including any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Eighth Amendment Premium Shares” means the Initial Eighth Amendment Premium Shares and the Subsequent Eighth Amendment Premium Shares, in each case including any Pre-Funded Warrants issued in place of such shares pursuant to Article II and the Pre-Funded Warrant Shares associated with such Pre-Funded Warrants.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Governmental Authority” means any federal, state, local or foreign court or governmental agency, authority, instrumentality, regulatory body, board or commission.

“Initial Eighth Amendment Premium Shares” means an aggregate of 1,358,073 shares of Common Stock.

“Legend Removal Date” means, (a) with respect to any shares of Common Stock the date that is the number of trading days comprising the Standard Settlement Period following the date restrictive legends are no longer required under this Section 5.1(c), and (b) with respect to any Pre-Funded Warrants, after the date restrictive legends are no longer required under this Section 5.1(c), the date that is the number of trading days comprising the Standard Settlement Period following the delivery of such Pre-Funded Warrants for legend removal.

“Lien” means any security interest, mortgage, pledge, transfer restriction, defect, claim, lien, limitation on voting rights, encumbrance, pre-emptive or similar right, equity or adverse interest of any nature.

“Loan Agreement” means Loan and Security Agreement, dated as of December 16, 2021, among the Company, the other loan parties thereto, the Investors and Alter Domus (US) LLC, as administrative and collateral agent, as amended from time to time.

“Person” means any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, Governmental Authority or other entity.

“Pre-Funded Warrant” means a warrant to purchase shares of Common Stock in substantially the form attached as Exhibit A hereto.

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“Pre-Funded Warrant Shares” means the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants.

“Principal Market” means the Nasdaq Capital Market (or any successor thereto) or any other any other market or exchange that is the principal market on which the Common Stock is listed or quoted for trading as of the applicable date of determination.

“Proceeding” means any action, claim, suit or proceeding (including an investigation or partial proceeding, such as a deposition, or any appeal of any proceeding).

“Registration Rights Agreement” means the registration rights agreement among the Company and the Investors, dated the date hereof.

“Representative” means, with respect to any Person, any and all Affiliates, directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsequent Eighth Amendment Premium Shares” means an aggregate of 1,344,492 shares of Common Stock, which number of shares shall be proportionately adjusted for any stock split, stock dividend, recapitalization, exchange or similar event or otherwise occurring after the date hereof.

“Subsidiary” means (a) a corporation more than 50% of the combined voting power of the outstanding voting stock of which is owned, directly or indirectly, by the Company or one or more Subsidiaries, or by the Company and one or more Subsidiaries, (b) a partnership of which the Company or one or more other Subsidiaries, or the Company and one or more Subsidiaries, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs or (c) any other Person (other than a corporation) in which the Company or one or more Subsidiaries, or the Company and one or more Subsidiaries, directly or indirectly, has at least a majority ownership interest and power to direct the policies, management and affairs thereof.

“Transaction Documents” means this Agreement, any Pre-Funded Warrants, the Registration Rights Agreement and all agreements and instruments contemplated hereby or thereby.

“Transfer Agent” means Equiniti Trust Company, LLC, the current transfer agent of the Company, with a mailing address of 6201 15th Avenue, Brooklyn, NY 11219, and any successor transfer agent of the Company.

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ARTICLE II

PURCHASE AND SALE
SECTION 2.1
Initial Eighth Amendment Premium Shares Closing.
(a)
Upon the terms set forth in this Agreement and in consideration for each Investor’s willingness to enter into the Eighth Amendment, the Company shall issue to the Investors, severally and not jointly in the amounts listed on Schedule A hereto, on the date hereof, or on such other date as the parties may mutually agree (the “Initial Closing Date”), an aggregate number of shares of Common Stock equal to the Initial Eighth Amendment Premium Shares; provided, however, that, to the extent that an Investor (together with such Investor’s Affiliates, any Person acting as a group together with such Investor or such Investor’s Affiliates and any other Person whose beneficial ownership of Common Stock would be aggregated with such Investor or such Investor’s Affiliates for purposes of Section 13(d) and Rule 13d-3 of the Exchange Act) would beneficially own in excess of the Beneficial Ownership Limitation, in lieu of acquiring shares of Common Stock pursuant to this Section 2.1, such Investor shall acquire Pre-Funded Warrants. The “Beneficial Ownership Limitation” shall be 9.9% (or, at the election of the Investor, 4.9%) of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of the Initial Eighth Amendment Premium Shares or the Subsequent Eighth Amendment Premium Shares, as applicable, issuable to such Investor.
(b)
At or prior to the closing of the issuance and acceptance set forth in Section 2.1(a) (the “Initial Closing”), the Company shall deliver to each Investor the following:
(i)
A copy of this Agreement and the Registration Rights Agreement, each duly executed by the Company;
(ii)
Written evidence of book-entry issuance on the books and records of the Transfer Agent and registered in the name of such Investor of a number of shares of Common Stock as set forth opposite such Investor’s name under the column “Initial Eighth Amendment Premium Shares” on Schedule A hereto minus any shares of Common Stock that are to be issued in the form of Pre-Funded Warrants pursuant to Section 2.1(a);
(iii)
If applicable, a Pre-Funded Warrant registered in the name of such Investor to purchase a number of shares of Common Stock equal to the number of shares of Common Stock as set forth opposite such Investor’s name under the column “Initial Eighth Amendment Premium Shares” on Schedule A hereto minus the number of shares of Common Stock required to be delivered pursuant to Section 2.1(b)(ii);
(iv)
A written legal opinion of Wilson Sonsini Goodrich & Rosati, P.C., in its capacity as counsel to the Company, dated as of the Initial Closing Date, in form and substance acceptable to the Investors; and
(v)
Such other documentation as the Investors may reasonably request in connection with the Initial Closing.

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(c)
At or prior to the Initial Closing, each Investor shall deliver to the Company a copy of this Agreement and the Registration Rights Agreement, each duly executed by such Investor.
SECTION 2.2
Subsequent Eighth Amendment Premium Shares Closing.
(a)
Upon the terms set forth in this Agreement and in consideration for each Investor’s willingness to enter into the Eighth Amendment, the Company shall issue to the Investors, severally and not jointly in the amounts listed on Schedule A hereto, on July 1, 2025, or on such other date as the parties may mutually agree (the “Subsequent Closing Date”), an aggregate number of shares of Common Stock equal to the Subsequent Eighth Amendment Premium Shares; provided, however, that, to the extent that an Investor (together with such Investor’s Affiliates, any Person acting as a group together with such Investor or such Investor’s Affiliates and any other Person whose beneficial ownership of Common Stock would be aggregated with such Investor or such Investor’s Affiliates for purposes of Section 13(d) and Rule 13d-3 of the Exchange Act) would beneficially own in excess of the Beneficial Ownership Limitation, in lieu of acquiring shares of Common Stock pursuant to this Section 2.2, such Investor shall acquire Pre-Funded Warrants.
(b)
At or prior to the closing of the issuance and acceptance set forth in Section 2.2(a) (the “Subsequent Closing”), the Company shall deliver to each Investor the following:
(i)
Written evidence of book-entry issuance on the books and records of the Transfer Agent and registered in the name of such Investor of a number of shares of Common Stock as set forth opposite such Investor’s name under the column “Subsequent Eighth Amendment Premium Shares” on Schedule A hereto minus any shares of Common Stock that are to be issued in the form of Pre-Funded Warrants pursuant to Section 2.2(a);
(ii)
If applicable, a Pre-Funded Warrant registered in the name of such Investor to purchase a number of shares of Common Stock equal to the number of shares of Common Stock as set forth opposite such Investor’s name under the column “Subsequent Eighth Amendment Premium Shares” on Schedule A hereto minus the number of shares of Common Stock required to be delivered pursuant to Section 2.2(b)(i);
(iii)
A written legal opinion of Wilson Sonsini Goodrich & Rosati, P.C., in its capacity as counsel to the Company, dated as of the Initial Closing Date, in form and substance acceptable to the Investors; and
(iv)
Such other documentation as the Investors may reasonably request in connection with the Subsequent Closing.
(c)
Notwithstanding the foregoing, the Company and the Investors shall have no obligations to effect the Subsequent Closing if all Obligations (as defined in the Loan Agreement) under the Loan Agreement (as defined in the Eighth Amendment) shall have been repaid in full prior to July 1, 2025.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to each Investor as follows, each of which representations and warranties shall be true and correct as of the date hereof, the Initial Closing Date and the Subsequent Closing Date.

SECTION 3.1
Organization and Qualification. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Transaction Documents to which it is a party and to carry out the transactions contemplated thereby and to perform its obligations thereunder. The Company is not in violation or default of any of the provisions of the Certificate of Incorporation or the Bylaws. The Company is duly qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except to the extent failure to obtain any such qualification could not have or reasonably be expected to result in, individually or in the aggregate, (a) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (b) a material adverse effect on the enforceability of, or the Company’s ability to perform in any material respect on a timely basis its obligations under, any Transaction Document (any of (a) or (b), a “Material Adverse Effect”).
SECTION 3.2
Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each Transaction Document to which it is a party and otherwise to carry out its obligations thereunder. The execution and delivery of each Transaction Document by the Company and the consummation by the Company of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Company’s board of directors or stockholders in connection therewith. Each Transaction Document to which the Company is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by Applicable Laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.
SECTION 3.3
No Conflicts. The execution, delivery and performance by the Company of each Transaction Document to which it is a party and the consummation by the Company of the transactions contemplated thereby (including the offer, sale, issuance and delivery of the Eighth Amendment Premium Shares) do not and will not (a) conflict with or violate any provision of the Certificate of Incorporation or the Bylaws, or (b) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt

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or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (c) subject to the Required Approvals (as defined below), conflict with or result in a violation of any Applicable Law to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (b) and (c), such as could not have or reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect. Without limiting the foregoing, the execution, delivery and performance by the Company of each Transaction Document to which it is a party and the consummation by the Company of the transactions contemplated thereby (including the offer, sale, issuance and delivery of the Eighth Amendment Premium Shares) complies and will comply with the rules and regulations of the Principal Market.
SECTION 3.4
Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any Governmental Authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (a) the filings required pursuant to the Registration Rights Agreement or Section 5.3 of this Agreement, (b) applications to the Principal Market for the listing of the Eighth Amendment Premium Shares (other than any Eighth Amendment Premium Shares in the form of Pre-Funded Warrants until such Pre-Funded Warrants are exercised for Pre-Funded Warrant Shares) for trading thereon in the time and manner required thereby, and (c) post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file or obtain within the applicable time periods (collectively, the “Required Approvals”).
SECTION 3.5
Issuance of the Securities.
(a)
The Eighth Amendment Premium Shares (other than any Eighth Amendment Premium Shares in the form of Pre-Funded Warrants, but including any Pre-Funded Warrant Shares) are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens created by the Company. The Pre-Funded Warrant Shares, when issued in accordance with the terms of the Pre-Funded Warrants, will be validly issued, fully paid and non-assessable, free and clear of all Liens created by the Company. The Company has reserved from its duly authorized capital stock the maximum number of shares of Eighth Amendment Premium Shares issuable pursuant to this Agreement.
(b)
To the extent any Eighth Amendment Premium Shares are issued in the form of Pre-Funded Warrants, the issuance of such Pre-Funded Warrants has been duly authorized by the Company and, when executed by the Company and delivered to the applicable Investor pursuant to this Agreement, the Pre-Funded Warrants will be valid and binding obligations of the Company, enforceable in accordance with their terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by applicable laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law, and the Pre-Funded Warrants will be free of any Liens created by the Company.

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SECTION 3.6
Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 1,000,000,000 shares of Common Stock, of which an aggregate 13,580,726 shares were issued and outstanding, and 100,000,000 shares of preferred stock, par value $0.001 per share, of which no shares were issued and outstanding. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents that have not otherwise been satisfied or waived. Except for awards made under the Company’s 2023 Equity Incentive Plan or the Company’s 2023 Employee Stock Purchase Plan, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock or Common Stock Equivalents or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents or capital stock of any Subsidiary. The offer, sale, issuance and delivery of the Eighth Amendment Premium Shares will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person. There are no outstanding securities or instruments of the Company or any Subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company or any Subsidiary. There are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance with all Applicable Laws, and none of such outstanding shares was issued in violation of any pre-emptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Company’s board of directors or others is required for the offer, sale, issuance and delivery of the Eighth Amendment Premium Shares. Other than the Amended and Restated Investors’ Rights Agreement, dated as of July 12, 2022, there are no stockholders agreements, voting agreements, registration rights agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders. All piggyback registration rights pursuant to the Amended and Restated Investors’ Rights Agreement, dated as of July 12, 2022 applicable to any registration statement filed as part of the Registration Rights Agreement have been waived in full or otherwise have terminated pursuant to the terms of such agreement.
SECTION 3.7
SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the period commencing October 19, 2023 until the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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The Company has never been an issuer subject to Rule 144(i) under the Securities Act. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in all material respects in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.
SECTION 3.8
Listing and Maintenance Matters.
(a)
The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and neither the Company nor any of its Subsidiaries has taken any action designed to terminate, or which to the knowledge of the Company and its Subsidiaries is likely to have the effect of terminating, the registration of the Common Stock under the Exchange Act, nor has the Company or any of its Subsidiaries received any notification that the Commission is contemplating terminating such registration. Except as set forth in the SEC Reports, neither the Company nor any of its Subsidiaries is in violation of any of the rules, regulations or requirements of the Principal Market, and, to the knowledge of the Company and its Subsidiaries, there are no facts or circumstances that would reasonably be expected to lead to suspension or termination of trading of the Common Stock on the Principal Market. Since October 18, 2023, (i) the Common Stock has been listed or designated for quotation, as applicable, on the Principal Market, (ii) trading in the Common Stock has not been suspended or deregistered by the Commission or the Principal Market, and (iii) except as set forth in the SEC Reports, neither the Company nor any of its Subsidiaries has received any communication, written or oral, in the past two (2) years preceding the date hereof from the Commission or the Principal Market regarding the suspension or termination of trading of the Common Stock on the Principal Market.
(b)
The Common Stock is eligible for clearing through The Depository Trust Company (“DTC”), through its Deposit/Withdrawal at Custodian (DWAC) system, and the Company is eligible for and participating in the Direct Registration System (DRS) of DTC with respect to the Common Stock. The Transfer Agent is a participant in, and the Common Stock is eligible for transfer pursuant to, DTC’s Fast Automated Securities Transfer Program. The Common Stock is not subject to any DTC “chill,” “freeze” or similar restriction with respect to any DTC services, including the clearing of transactions in Common Stock through DTC.
SECTION 3.9
Application of Takeover Protections. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or Bylaws or the laws of the State of Delaware that is or could become applicable to any Investor as a result of such Investor and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including as a result of the Company’s issuance of the Eighth Amendment Premium Shares and such Investor’s ownership of the same.

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SECTION 3.10
Private Placement. The Company has not, either directly or through any other Person, offered any securities to or solicited any offers to acquire any securities from, or otherwise approached, negotiated, or communicated in respect of any securities with, any Person in such a manner as to require that the offer, sale or delivery of the Eighth Amendment Premium Shares be registered pursuant to the provisions of Section 5 of the Securities Act and the rules and regulations of the Commission thereunder or the securities laws of any other jurisdiction. Neither the Company nor anyone acting on its behalf will take any action prior to the Initial Closing or the Subsequent Closing, as applicable, that would cause any such registration to be required (including any offer, sale or issuance of any security of the Company under circumstances that might require the integration of such security with the Eighth Amendment Premium Shares under the Securities Act or the rules and regulations of the Commission thereunder) that might subject the offer, sale or delivery of the Eighth Amendment Premium Shares to the registration provisions of the Securities Act. Assuming the representations and warranties of the Investors contained in Article IV are true and correct, the offer, sale and delivery of the Eighth Amendment Premium Shares is exempt from registration under the Securities Act. Any notices required to be filed under Applicable Laws in connection with the offer, sale and delivery of the Eighth Amendment Premium Shares prior to or subsequent to the Initial Closing or the Subsequent Closing, as applicable, shall be filed on a timely basis as so required. Neither the Company nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Eighth Amendment Premium Shares. None of the Eighth Amendment Premium Shares are being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.
SECTION 3.11
Acknowledgement Regarding Investor’s Trading Activity. It is understood and acknowledged by the Company that no Investor has been asked to agree, nor has any Investor agreed, to desist from purchasing or selling, long or short, Common Stock or other securities of the Company, or “derivative” securities or securities based on Common Stock or other securities issued by the Company or to hold any securities for any specified term; and the Investors shall not be deemed to have any affiliation with or control over any arm’s length counterparty in any “derivative” transaction. The Company further understands and acknowledges that (i) each Investor may engage in hedging or trading activities at various times, and (ii) such hedging or trading activities, if any, can reduce the value of the Common Stock held by the existing holders of Common Stock of the Company, both at and after the time of such hedging or trading activities. The Company acknowledges that the issuance of the Eighth Amendment Premium Shares result in dilution of the outstanding Common Stock, which dilution may be substantial. The Company further acknowledges that its obligations under the Loan Agreement and the Transaction Documents, including its obligation to issue the Eighth Amendment Premium Shares, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company or any of its Subsidiaries may have against each Investor and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.
SECTION 3.12
U.S. Real Property Holding Corporation. The Company has never been a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Internal Revenue Code of 1986, as amended, during the applicable period specified in Section 897(c)(1)(A)(ii) of the Internal Revenue Code of 1986, as amended.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

Each Investor, severally and not jointly, represents and warrants to the Company as follows, each of which representations and warranties shall be true and correct as of the date hereof, the Initial Closing Date and the Subsequent Closing Date.

SECTION 4.1
Organization; Authority. Such Investor is duly formed, validly existing and in good standing (to the extent such concept is applicable) under the laws of the jurisdiction of its formation with full power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Investor of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary action on the part of such Investor. Each Transaction Document to which such Investor is a party has been duly executed by such Investor, and when delivered by such Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.
SECTION 4.2
Understandings or Arrangements. Such Investor is acquiring the Eighth Amendment Premium Shares for investment, for its own account and not with a view to distribution thereof in violation of federal securities laws of the United States. Such Investor understands that its Eighth Amendment Premium Shares must be held indefinitely unless registered under the Securities Act or an exemption from such registration becomes available. Such Investor understands that the Eighth Amendment Premium Shares it is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.
SECTION 4.3
Purchaser Status. Such Investor represents that it is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act.
SECTION 4.4
Experience. Such Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Eighth Amendment Premium Shares and has so evaluated the merits and risks of such investment. Such Investor is able to bear the economic risk of an investment in the Eighth Amendment Premium Shares and, at the present time, is able to afford a complete loss of such investment.
SECTION 4.5
Access to Information. Such Investor acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and has been afforded the opportunity to ask such questions as it has deemed

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necessary of, and to receive answers from, representatives of the Company concerning the Transaction Documents.
SECTION 4.6
General Solicitation. Such Investor is not acquiring its portion of the Eighth Amendment Premium Shares as a result of any advertisement, article, notice or other communication regarding the Eighth Amendment Premium Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of such Investor, any other general solicitation or general advertisement.
ARTICLE V

Covenants of the Company
SECTION 5.1
Legends.
(a)
The Eighth Amendment Premium Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Eighth Amendment Premium Shares other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of an Investor or in connection with a pledge as contemplated in Section 5.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred securities under the Securities Act.
(b)
Each Investor agrees to the imprinting (or to the recording of a book-entry notation), so long as is required by this Section 5.1, of a legend on any of the Eighth Amendment Premium Shares in the following form:

[THIS SECURITY HAS NOT][NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAS] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY [AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

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The Company acknowledges and agrees that each Investor may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Eighth Amendment Premium Shares to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, such Investor may transfer pledged or secured Eighth Amendment Premium Shares to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Eighth Amendment Premium Shares may reasonably request in connection with a pledge or transfer of the Eighth Amendment Premium Shares.

(c)
The Eighth Amendment Premium Shares shall not contain or have associated with them any legend (including the legend set forth in Section 5.1(b)): (i) while a registration statement covering the resale of such security is effective under the Securities Act; (ii) following any sale of such Eighth Amendment Premium Shares pursuant to Rule 144; (iii) if such Eighth Amendment Premium Shares are eligible for sale under Rule 144 (assuming cashless exercise of any Pre-Funded Warrants); or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent or the Investor promptly if required by the Transfer Agent to effect the removal of the legend hereunder, or if requested by an Investor, respectively.
(d)
The Company agrees that following such time as such legend is no longer required under this Section 5.1, the Company will, no later than the earlier of (i) two (2) trading days and (ii) the number of trading days comprising the Standard Settlement Period (as defined below) following the delivery by an Investor to the Company or the Transfer Agent of a certificate representing Warrant Shares issued with a restrictive legend (such date, the “Legend Removal Date”) (provided that, upon the reasonable request by the Company which request shall include a representation letter in customary form on the status of the Investor as an Affiliate of the Company that is promptly delivered by the Company upon receipt of a certificate representing Warrant Shares from the Investor, the Investor delivers such representation letter to the Company on or prior to the Legend Removal Date), deliver or cause to be delivered to such Investor a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 5.1. Warrant Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Investor by crediting the account of the Investor’s prime broker with the Depository Trust Company System as directed by such Investor. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of trading days, on the Company’s Principal Market with respect to the Common Stock as in effect on the date of delivery of a certificate representing Warrant Shares issued with a restrictive legend. The Company agrees that following such time as such legend is no longer required under this Section 5.1(c), the Company will, no later than the Legend Removal Date, deliver or cause to be delivered to such Investor (i) evidence of book-entry registration of such Eighth Amendment Premium Shares constituting shares of Common Stock that is free from

13

all restrictive and other legends or (ii) new warrants for such Eighth Amendment Premium Shares constituting Pre-Funded Warrants free from all restrictive and other legends.
(e)
In addition to any other available remedies, the Company shall, subject to the Investor having timely provided to the Company any documentation reasonably required by the Company or the Transfer Agent with respect to the applicable legend removal, pay to an Investor, in cash, (i) as partial liquidated damages and not as a penalty, for each $1,000 of Eighth Amendment Premium Shares (based on the VWAP (as defined in the Pre-Funded Warrants) of the Common Stock on the Legend Removal Date) for which restrictive legends remain after the Legend Removal Date, $10 per trading day (increasing to $20 per trading day five (5) trading days after such damages have begun to accrue) for each trading day after the Legend Removal Date until such legends are removed and (ii) if the Company fails to remove all restrictive legends by the Legend Removal Date and if after the Legend Removal Date such Investor purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Investor of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock, that such Investor anticipated receiving from the Company without any restrictive legend, then an amount equal to the excess of such Investor’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (A) such number of shares of Common Stock that the Company was required to remove restrictive legends by the Legend Removal Date multiplied by (B) the lowest closing sale price of the Common Stock on any trading day during the period commencing on the Legend Removal Date and ending on the date of such delivery and payment under this Section 5.1(d).
SECTION 5.2
Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer, sale or delivery of the Eighth Amendment Premium Shares in a manner that would require the registration under the Securities Act of the sale of the Eighth Amendment Premium Shares or that would be integrated with the offer, sale or delivery of the Eighth Amendment Premium Shares for purposes of the rules and regulations of the Principal Market such that it would require stockholder approval prior to the closing of such other transaction unless such stockholder approval is obtained before the closing of such subsequent transaction.
SECTION 5.3
Disclosure. At or prior to 9:00 a.m. (New York City time) on the first Business Day after the date hereof, the Company shall file with the Commission one or more Current Reports on Form 8-K describing the material terms of the Eighth Amendment and the transactions contemplated by the Transaction Documents, and including as exhibits to such Current Reports on Form 8-K this Agreement, the Eighth Amendment and the Registration Rights Agreement (such Current Reports on Form 8-K, the “Announcing Form 8-K”). Notwithstanding the foregoing, the Company shall not (and the Company shall not permit any of its Affiliates to) issue any press releases or any other public statements with respect to the transactions contemplated by the Transaction Documents or the Eighth Amendment disclosing the name of the Investors or any of their respective Affiliates without such Investor’s prior written consent; provided, however, that the Company shall be entitled, without the prior written consent of any

14

Investor, to make any public disclosure as required by Applicable Law (provided that, if permissible under Applicable Law, each Investor shall be consulted by the Company in advance in connection with any such public disclosure and shall be provided with a copy thereof). The Company represents, warrants, covenants and agrees that, upon the filing of the Announcing Form 8-K, the Company and its Subsidiaries shall have disclosed all material, non-public information (if any) regarding the Company and its Subsidiaries, their securities, any of their Affiliates or any other Person provided or made available to any Investor or any of its Affiliates, attorneys, agents or representatives by the Company or any of its Subsidiaries or any of its employees, officers, directors (or equivalent persons), attorneys, agents or representatives on or prior to the Initial Closing.
SECTION 5.4
Indemnification. The Company shall (a) indemnify, to the maximum extent permitted by law, each Investor and such Investor’s Representatives, from and against all expenses, claims, losses, damages and liabilities (or Proceedings in respect thereof), including any of the foregoing incurred in settlement of any Proceeding made with the Company’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), directly or indirectly arising out of, relating to, based upon or arising under any of the Transaction Documents, or the consummation of any of the transactions contemplated thereunder, and (b) reimburse each such indemnified Person for all legal and other expenses incurred in connection with investigating, preparing or defending any such claims, losses, damages, liabilities or Proceedings.
SECTION 5.5
Reservation of Common Stock. The Company shall continue to reserve and keep available at all times, free of pre-emptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Eighth Amendment Premium Shares pursuant to this Agreement.
SECTION 5.6
Listing. The Company has submitted a listing of additional shares notice, supplemental listing application or other equivalent filings, notices and applications to the Principal Market for the listing of the Eighth Amendment Premium Shares on the Principal Market and will use commercially reasonable efforts to maintain the listing of the Common Stock (including the Eighth Amendment Premium Shares) on the Principal Market.
SECTION 5.7
Equal Treatment. No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. For clarification purposes, this provision constitutes a separate right granted to each Investor by the Company and negotiated separately by each Investor, and shall not in any way be construed as the Investors as acting in concert or as a group with respect to the purchase, disposition or voting of Common Stock or otherwise.
SECTION 5.8
Further Assurances. The Company will, at its expense, promptly (a) cure any defects in the creation and issuance of the Eighth Amendment Premium Shares, or in the execution and delivery of the Transaction Documents, (b) execute and deliver to each Investor, upon request, all such further documents, agreements and instruments in compliance with or pursuant to its covenants and agreements herein, and (c) make any recordings, file any notices, and obtain any permits as may be necessary or appropriate in connection therewith.

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ARTICLE VI

Covenants of the Investors
SECTION 6.1
Documentation. Each Investor will cooperate with the Company and the Transfer Agent to provide any documentation, in a form and substance reasonably satisfactory to the Company, as reasonably required by the Company or the Transfer Agent for the Company to comply with its obligation to timely deliver the Eighth Amendment Premium Shares, any Subsequent Eighth Amendment Premium Shares, any Pre-Funded Warrants and any Pre-Funded Warrant Shares and to timely remove legends on any of the foregoing.
ARTICLE VII

MISCELLANEOUS
SECTION 7.1
Expenses. The Company shall promptly reimburse each Investor for all reasonable out-of-pocket, costs, fees and expenses, including reasonable and documented legal fees and expenses, incurred by such Investor and its Affiliates in connection with the negotiation, drafting, execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby. All amounts due under this Section 7.1 shall be payable on written demand therefor.
SECTION 7.2
Severability. In the event any one or more of the provisions contained in this Agreement be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 7.3
No Joint Liability. The obligations of each Investor under the Transaction Documents are several and not joint, and no Investor shall have liability to any Person for the performance or non-performance of any obligation of any other Investor hereunder. For clarification purposes, the execution of this Agreement and the other Transaction Documents by all Investors (rather than by each Investor separately) is being done for administrative convenience, and this Agreement and the other Transaction Documents shall not in any way be construed or interpreted as the Investors as acting in concert or as a group with respect to the purchase, disposition or voting of Common Stock or otherwise.
SECTION 7.4
Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally or by electronic mail (so long as such transmission does not generate an error message or notice of non-delivery), (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

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If to the Company:

Urgent.ly Inc.
8609 Westwood Center Drive, Suite 810
Vienna, VA 22182
Attention: Timothy Huffmyer, Jennifer Ganoe
Email: [***], [***]

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati, P.C.
650 Page Mill Road
Palo Alto, CA 94304-1050
Attention: Lianna C. Whittleton, David Sharon
Email: lwhittleton@wsgr.com, dsharon@wsgr.com

If to any Investor, to the address of such Investor identified on Schedule A hereto.

SECTION 7.5
Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Any amendment or waiver effected in accordance with this Section 5.8 shall be binding on all parties hereto and each of their respective successors and assigns.
SECTION 7.6
Survival of Agreement. All covenants, agreements, representations and warranties made by the Company herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Investors and shall survive the execution and delivery of this Agreement, the Initial Closing and the Subsequent Closing.
SECTION 7.7
Enforcement of Agreement. Each party hereby acknowledges that the rights of each party to consummate the transactions contemplated hereby are special, unique and of extraordinary character and that, in the event that any party violates or fails or refuses to perform any covenant or agreement made by it herein, the non-breaching party could (a) be without an adequate remedy at law and (b) suffer irreparable damage. In the event that any party violates or fails or refuses to perform any covenant or agreement made by such party herein, the non-breaching party or parties may, subject to the terms hereof and in addition to any remedy at law for damages or other relief to which such party may be entitled, seek to institute and prosecute an action in any court of competent jurisdiction to enforce specific performance of such covenant or

17

agreement or seek any other injunctive or equitable relief, without posting any bond or other undertaking.
SECTION 7.8
Entire Agreement. The Transaction Documents, the Eighth Amendment and all agreements and instruments contemplated thereby constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.
SECTION 7.9
Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdiction other than of the State of New York.
SECTION 7.10
Submission to Jurisdiction; Consents to Service of Process.
(a)
Any Proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in the federal courts of the United States of America or the courts of the State of New York in each case located in New York City, Borough of Manhattan, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such Proceeding. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any Proceeding brought in any such court has been brought in an inconvenient forum.
(b)
Each party irrevocably consents to service of process in the manner provided for notices in Section 7.4. Nothing in this Agreement will affect the right of any party to serve process in any other manner permitted by law.
SECTION 7.11
Waiver of Jury Trial. Each party acknowledges and agrees that any controversy that may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
SECTION 7.12
Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.
SECTION 7.13
Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and permitted assigns of such party; and all covenants, promises and agreements by or on behalf of the parties hereto that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. The Company shall not assign or delegate any of its rights or duties hereunder without the prior written consent of each Investor, and any attempted assignment

18

without such consent shall be null and void. The Investors may assign their rights under this Agreement to any of its Affiliates or to any other Lender (as defined in the Eighth Amendment).
SECTION 7.14
No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Persons indemnified pursuant to Section 5.4.
SECTION 7.15
[Intentionally omitted]
SECTION 7.16
Interpretation. Any provision of this Agreement that refers to the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation.” All references to this Agreement or any other agreement include the exhibits, annexes, and schedules attached hereto or thereto, and such exhibits, annexes and schedules shall be construed with, and as an integral part of, this Agreement or such other agreement to the same extent as if they were set forth verbatim herein or therein. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. Unless otherwise expressly indicated, any agreement, instrument, law or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, or statute as from time to time amended, modified or supplemented. References to any law or statute shall include any rule or regulations promulgated pursuant to such law or statute. References to a Person are also to its permitted successors and assigns. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and the other agreements and documents contemplated herein. In the event that any claim is made by any Person relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular Person or its counsel.

[Remainder of page intentionally blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Urgent.ly Inc.

By: /s/ Timothy C. Huffmyer

Name: Timothy C. Huffmyer

Title: CFO

[Signature Page – Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Highbridge Tactical Credit Master Fund, L.P.

By: Highbridge Capital Management, LLC,

as Trading Manager and not in its individual capacity

By: /s/ Steve Ardovini

Name: Steve Ardovini

Title: Managing Director, Head of Operations

Highbridge Tactical Credit Institutional Fund, Ltd.

By: Highbridge Capital Management, LLC,

as Trading Manager and not in its individual capacity

By: /s/ Steve Ardovini

Name: Steve Ardovini

Title: Managing Director, Head of Operations

[Signature Page – Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Whitebox Multi-Strategy Partners, LP

By: /s/ Andrew Thau

Name: Andrew Thau

Title: Managing Director

Whitebox Relative Value Partners, LP

By: /s/ Andrew Thau

Name: Andrew Thau

Title: Managing Director

Pandora Select Partners, LP

By: /s/ Andrew Thau

Name: Andrew Thau

Title: Managing Director

Whitebox GT Fund, LP

By: /s/ Andrew Thau

Name: Andrew Thau

Title: Managing Director

[Signature Page – Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Onex Capital Solutions Holdings, LP

By: Onex Capital Solutions GP, LP,

its general partner

By: Onex Capital Solutions GP, LLC,

its general partner

By: /s/ Zachary S. Drozd

Name: Zachary S. Drozd

Title: General Counsel

[Signature Page – Purchase Agreement]

Schedule A

Investor Name and Notice Address	Initial Eighth Amendment Premium Shares	Subsequent Eighth Amendment Premium Shares[1]
Highbridge Tactical Credit Master Fund, L.P.	664,099	657,456
Highbridge Tactical Credit Institutional Fund, Ltd.	169,216	167,524
Whitebox Multi-Strategy Partners, LP	91,398	90,484
Whitebox Relative Value Partners, LP	71,570	70,855
Pandora Select Partners, LP	12,358	12,235
Whitebox GT Fund, LP	9,914	9,815
Onex Capital Solutions Holdings, LP	339,518	336,123
Total:	1,358,073	1,344,492

1 Each number of shares in this column shall be proportionately adjusted for any stock split, stock dividend, recapitalization, exchange or similar event or otherwise occurring after the date hereof.

Schedule A - 1

Exhibit A

Form of Pre-Funded Warrant

(attached)

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON STOCK PURCHASE WARRANT

URGENT.LY INC.

Warrant Shares: [●] Initial Exercise Date: [●], 20252

This COMMON STOCK PURCHASE WARRANT (this “Warrant”) certifies that, for value received, [●] or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and until 5:00 p.m. Eastern time on [●], 20303 (the “Termination Date”), to subscribe for and purchase from URGENT.LY INC., a Delaware corporation (the “Company”), up to [●] shares (as subject to adjustment hereunder, the “Warrant Shares”) of the Company’s Common Stock (as defined below). The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1.
Definitions. In addition to the terms defined elsewhere in this Warrant, the following terms have the meanings indicated in this Section 1:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the bid price of the Common Stock for the time in question (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (“Bloomberg”) (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the Common Stock is not then listed or quoted on a Trading Market and if

2 To be the date of issuance of this Warrant.

3 To be ten years from the Initial Exercise Date.

prices for the Common Stock are then listed or quoted for trading on OTCQB or OTCQX, the VWAP of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX, as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the holders of a majority in interest of the Purchase Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in the City of New York generally are open for use by customers on such day.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or its Subsidiaries that would entitle the holder thereof to acquire at any time shares of Common Stock, including any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Purchase Agreement” means that certain Purchase Agreement, dated as of February 26, 2025, by and among the Company and purchasers party thereto.

“Purchase Warrants” means this Common Stock Purchase Warrant and any other common stock purchase warrant issued by the Company pursuant to the Purchase Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” means (a) a corporation more than 50% of the combined voting power of the outstanding voting stock of which is owned, directly or indirectly, by the Company or one or more Subsidiaries, or by the Company and one or more Subsidiaries, (b) a partnership of which the Company or one or more other Subsidiaries, or the Company and one or more Subsidiaries, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs or (c) any other Person (other than a corporation) in which the Company or one or more Subsidiaries, or the Company and one or more Subsidiaries, directly or indirectly, has at least a majority ownership interest and power to direct the policies, management and affairs thereof.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Warrant, the Purchase Agreement and the Registration Rights Agreement (as defined in the Purchase Agreement).

“Transfer Agent” means Equiniti Trust Company, LLC, the current transfer agent of the Company, with a mailing address of 6201 15th Avenue, Brooklyn, NY 11219, and any successor transfer agent of the Company.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the Common Stock is not then listed or quoted on a Trading Market and if prices for the Common Stock are then listed or quoted for trading on OTCQB or OTCQX, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX, as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the holders of a majority in interest of the Purchase Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

Section 2.
Exercise.

a)
Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form of Exhibit A attached hereto (the “Notice of Exercise”). Within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2(d)(i) herein) following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the Warrant Shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and this Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Trading Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.
b)
Exercise Price. The exercise price per share of Common Stock under this Warrant shall be $[●]4, subject to adjustment hereunder (the “Exercise Price”).
c)
Cashless Exercise. This Warrant may also be exercised, in whole or in part, at any time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) * (X)] by (A), where:

(A) = as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (1) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise or (2) the Bid Price of the Common Stock on the principal Trading Market as reported by Bloomberg as of the time of the

4 To be the par value per share of Common Stock on the date of issuance.

Holder’s execution of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 2(a), or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) after the close of “regular trading hours” on such Trading Day;

(B) = the Exercise Price of this Warrant, as adjusted hereunder; and

(X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the holding period of the Warrant Shares being issued may be tacked on to the holding period of this Warrant. The Company agrees not to take any position contrary to this Section 2(c).

The Company will use commercially reasonable efforts to cause any net exercise of Warrants hereunder to qualify for nonrecognition of the applicable Holder's gain or loss for U.S. federal income tax purposes, including (as may be necessary or appropriate) adopting a “plan of reorganization” provided that such net exercise is intended to qualify as a “reorganization” within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (the “Code”).

d)
Mechanics of Exercise.
i.
Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to, or resale of the Warrant Shares by, the Holder or (B) the Warrant Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144 (assuming cashless exercise of this Warrant), and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is the earlier of (i) two (2) Trading Days and (ii) the number of days comprising the Standard Settlement Period, in each case after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received by the Warrant Share Delivery Date. If the Company fails for any reason (other than any such failure that is solely due to any action by or inaction on the part of the Holder with respect to such exercise) to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after the Warrant Share Delivery Date) for each Trading Day after such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Exercise.
ii.
Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.
iii.
Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares on a timely basis pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.
iv.
Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2(d)(i) pursuant to an exercise on or before the Warrant Share Delivery Date (other than any such failure that is solely due to any action by or inaction on the part of the Holder with respect to such exercise), and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of this Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of

Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of this Warrant as required pursuant to the terms hereof.
v.
No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.
vi.
Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that, in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the assignment form attached as Exhibit B hereto (the “Assignment Form”) duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.
vii.
Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.
e)
Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates or whose beneficial ownership of Common Stock would be attributed to the Holder or any of the Holder’s Affiliates for purposes of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To avoid doubt, the calculation of the Beneficial Ownership Limitation shall take into account the concurrent exercise or conversion, as applicable, of the unexercised or unconverted portion of any other securities of the Company (including any other Common Stock Equivalents) beneficially owned by the Holder or any of its Affiliates or Attribution Parties, as applicable. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any of its Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any of its Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination (including any determination as to group status pursuant to the next sentence). In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding (the “Reported Share Outstanding Number”). Upon the written or oral request of a Holder, the Company shall within one (1) Trading Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. If the Company receives a Notice of Exercise at a time when the actual number of shares of Common Stock outstanding is less than the Reported Share Outstanding Number, the Company shall notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Notice of Exercise would otherwise cause the Holder to exceed the Beneficial Ownership Limitation, the Holder shall notify the Company of a reduced number of shares of Common Stock to be delivered upon exercise pursuant to such Notice of Exercise so as to comply with the applicable Beneficial Ownership Limitation. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be [9.9][4.9]% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant, as adjusted pursuant to this Section 2(e). The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.9% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any such increase or decrease of the Beneficial Ownership Limitation will not be effective until (A), in the case of an increase in the applicable Beneficial Ownership Limitation, the sixty-first (61st) day after such notice is delivered to the Company and (B) in the case of a decrease in the applicable Beneficial Ownership Limitation, the later of the time of delivery of such notice and such date and time as specified in such notice. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.
Section 3.
Certain Adjustments.
a)
Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then the number of shares of Common Stock issuable upon exercise of this Warrant shall be proportionately adjusted. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.
b)
Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a), if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).
c)
Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).
d)
Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock or 50% or more of the voting power of the common equity of the Company, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires 50% or more of the outstanding shares of Common Stock or 50% or more of the voting power of the common equity of the Company (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 3(d) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.
e)
Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.
f)
Notice to Holder.

i.
Adjustment to Warrant Shares. Whenever the number of Warrant Shares is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by facsimile or email a notice setting forth the number of Warrant Shares after such adjustment and setting forth a brief statement of the facts requiring such adjustment.
ii.
Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting of Purchase Rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by email to the Holder at its last email address as it shall appear upon the Warrant Register (as defined below) of the Company, at least 10 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions or redemption are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of its Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.
g)
Tax Treatment. The Company and the Holder intend, for U.S. federal (and applicable state and local) income tax purposes, to treat any adjustment to the aggregate number of Warrant Shares (under Section 3(a) or Section 3(b)) as being made pursuant to a “bona fide, reasonable, adjustment formula” within the meaning of Treasury Regulations Section 1.305-7(b) (except to the extent otherwise required pursuant to the last sentence of Treasury Regulations Section 1.305-7(b)(1)), and shall not take any position for U.S. federal (and applicable state and local) income tax purposes inconsistent with the foregoing except to the extent otherwise required by a change in law or a “determination” as defined in Section 1313(a) of the Code.

Section 4.
Transfer of Warrant.
a)
Transferability. Subject to compliance with any applicable securities laws, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with (i) an Assignment Form duly executed by the Holder or its agent or attorney, (ii) in the case of any transfer (other than pursuant to an effective registration statement or Rule 144 promulgated under the Securities Act, to the Company or to an Affiliate of the Holder or in connection with a pledge of this Warrant), at the request of the Company, of an opinion of counsel reasonably satisfactory to the Company to the effect that the transfer of such portion of this Warrant may be made pursuant to an available exemption from the registration requirements of the Securities Act and (iii) funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers an Assignment Form to the Company assigning this Warrant in full. This Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.
b)
New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for this Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the date of issuance of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.
c)
Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.
d)
Reserved.
e)
Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

Section 5.
Miscellaneous.
a)
No Rights as Stockholder Until Exercise; No Settlement in Cash. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3. Without limiting the rights of a Holder to receive Warrant Shares on a “cashless exercise,” and to receive the cash payments contemplated pursuant to Sections 2(d)(i) and 2(d)(iv), in no event will the Company be required to net cash settle an exercise of this Warrant.
b)
Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.
c)
Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Trading Day, then, such action may be taken or such right may be exercised on the next succeeding Trading Day.
d)
Authorized Shares. The Company covenants that, during the period this Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant and (iv) not take any action that would result in the Exercise Price of this Warrant being in excess of the then-applicable par value of any Warrant Shares.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e)
Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Warrant (whether brought against a party hereto or their respective Affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action, suit or proceeding to enforce any provisions of this Warrant, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for their reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.
f)
Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant may have restrictions upon resale imposed by state and federal securities laws.
g)
Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies, notwithstanding the fact that the right to exercise this Warrant terminates on the Termination Date. Without limiting any other provision of this Warrant, if the Company willfully and knowingly fails to comply with any provision of this

Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.
h)
Notices. Any and all notices or other communications or deliveries to be provided by the holders hereunder including, without limitation, any Notice of Exercise, shall be in writing and delivered personally, by e-mail, or sent by a nationally recognized overnight courier service, addressed to the Company, at Urgent.ly Inc., 8609 Westwood Center Drive, Suite 810, Vienna, VA 22182, Attention: Timothy Huffmyer, Jennifer Ganoe, Email: [***], [***], with a copy (which shall not constitute notice) to Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, CA 94304-1050, Attention: Lianna C. Whittleton, David Sharon, Email: lwhittleton@wsgr.com, dsharon@wsgr.com, or such other telephone number, email address or address as the Company may specify for such purposes by notice to the Holder. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by e-mail, or sent by a nationally recognized overnight courier service addressed to each Holder at the e-mail address or address of such Holder appearing on the books of the Company. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the time of transmission (so long as such transmission does not generate an error message or notice of non-delivery), if such notice or communication is delivered via e-mail at the e-mail address prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the time of transmission (so long as such transmission does not generate an error message or notice of non-delivery), if such notice or communication is delivered via e-mail on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.
i)
Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.
j)
Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.
k)
Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of

Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.
l)
Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company, on the one hand, and the holders of a majority in interest of the Purchase Warrants then outstanding, on the other hand; provided that any such modification, amendment or waiver that adversely affects the rights of any holder of any Purchase Warrants in any material respect shall require the written consent of such holder prior to becoming effective. Any such amendment shall apply to all Purchase Warrants outstanding and be binding upon all registered holders of such Purchase Warrants.
m)
Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.
n)
Interpretation. Any provision of this Warrant that refers to the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Warrant shall refer to this Warrant as a whole and not to any particular provision of this Warrant. The definitions contained in this Warrant are applicable to the singular as well as the plural forms of such terms. The headings used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant. Unless otherwise expressly indicated, any agreement, instrument, law or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, or statute as from time to time amended, modified or supplemented. References to any law or statute shall include any rule or regulations promulgated pursuant to such law or statute. References to a Person are also to its permitted successors and assigns.

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

URGENT.LY INC.

By:

Name:

Title:

[Signature Page to Common Stock Purchase Warrant]

EXHIBIT A

NOTICE OF EXERCISE

TO: URGENT.LY INC.

The undersigned hereby elects to purchase __________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

Payment shall take the form of (check applicable box):

[ ] in lawful money of the United States; or

[ ] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in Section 2(c) of the attached Warrant, to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in Section 2(c) of the attached Warrant.

Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_____________________________________________________________

The Warrant Shares shall be delivered to the following DWAC Account Number:

_____________________________________________________________

_____________________________________________________________

To the extent that payment of the exercise price takes the form of payment in the lawful money of the United States (as opposed to cancellation of Warrants Shares in accordance with Section 2(c) of the attached Warrant), the undersigned represents and warrants that the undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to exercise the Warrant to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to:

Name:

Address:

Phone Number:

Email Address:

Dated:

Holder’s Signature:

Holder’s Address:

Holder’s E-mail Address: